Exhibit 99.1

The Trade Desk Reports Second Quarter 2022 Financial Results

LOS ANGELES--(BUSINESS WIRE)--August 9, 2022--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2022.

“We delivered outstanding performance in the second quarter, growing 35% versus a year ago, significantly outpacing worldwide programmatic advertising growth. More of the world’s leading brands are signing major new or expanded long-term agreements with The Trade Desk, which speaks to the innovation and value that our platform provides compared to the limitations of walled gardens,” said Jeff Green, Co-Founder and CEO of The Trade Desk. “This trend also gives us confidence that we will continue to gain market share in any market environment. At the same time, we continue to invest to drive future growth in key areas such as identity, Connected TV, retail media and supply chain optimization. In each of these areas, we signed major new partnerships with some of the world’s leading publishers, broadcasters, retailers and technology partners in the second quarter.”

Second Quarter 2022 Financial Highlights:

The following table summarizes our consolidated financial results for the three and six months ended June 30, 2022 and 2021 ($ in millions, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Results
Revenue	$377	$280	$692	$500
Increase in revenue year over year	35%	101%	39%	67%
Net income (loss)	$(19)	$48	$(34)	$70
GAAP diluted earnings (loss) per share	$(0.04)	$0.10	$(0.07)	$0.14

Non-GAAP Results
Adjusted EBITDA	$139	$118	$260	$188
Adjusted EBITDA margin	37%	42%	38%	38%
Non-GAAP net income	$99	$88	$203	$158
Non-GAAP diluted earnings per share	$0.20	$0.18	$0.41	$0.32

Second Quarter and Recent Business Highlights:

  Strong Customer Retention: Customer retention remained over 95% during the second quarter, as it has for the past eight consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
    Integration with Disney to power interoperability between Disney’s industry-leading Audience Graph and the open-source addressability framework of UID2. Equips advertisers with the ability to leverage UID2 when making programmatic buys on Disney properties, including ESPN, ABC, Hulu, FX, and National Geographic.
    Amazon Web Services (AWS) announced it will support UID2 on its platform. The move will provide AWS customers with a turnkey identity solution bolstering the scalability and accessibility of UID2.
    Integration with Vox Media (owner of SB Nation, Curbed, Eater, Polygon, New York Magazine, Thrillist and The Verge) and its first-party data solution as they debut their supply-side platform, Concert SSP.
  Expanded Partnerships:
    In June, The Trade Desk announced a partnership with Albertsons Media Collective, the retail media arm for Albertsons Companies, to bring verified-buyer audience and measurement solutions to The Trade Desk platform, helping advertisers understand the connection between ad campaigns and customer sales.
  Industry Recognition:
    2022 Customers’ Choice for Ad Tech on Gartner® Peer Insights™
    2022 BIG Innovation Award for Technology Product (Solimar)
    2022 Top Women in Media & Ad Tech
    Adweek Readers’ Choice: Best of Tech awards for both Demand Side Platform and Innovator of the Year categories.
    Best Overall Ad Tech Solution in the Martech Breakthrough Awards
    Best Overall Technology for Programmatic Trading in the Drum Digital Advertising Awards US

Financial Guidance:

Third Quarter 2022 outlook summary:

  Revenue at least $385 million
  Adjusted EBITDA of approximately $140 million

We have not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before interest expense (income), net; provision for (benefit from) income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter 2022 Financial Results Webcast and Conference Call Details

  When: August 9, 2022 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-545-0320. For callers outside the United States, please dial 1-973-528-0002. Participants should reference the conference call ID code “432394” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 46182). Outside the United States, please dial 1-919-882-2331 (replay code: 46182). The audio replay will be available via telephone until August 16, 2022.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$376,962	$279,967	$692,285	$499,778
Operating expenses (1):
Platform operations	67,490	50,809	131,380	101,309
Sales and marketing	89,420	61,755	160,108	117,519
Technology and development	83,483	53,536	155,482	107,454
General and administrative	134,826	51,919	260,625	103,764
Total operating expenses	375,219	218,019	707,595	430,046
Income (loss) from operations	1,743	61,948	(15,310)	69,732
Total other expense (income), net	(339)	398	(58)	90
Income (loss) before income taxes	2,082	61,550	(15,252)	69,642
Provision for (benefit from) income taxes	21,155	13,853	18,419	(697)
Net income (loss)	$(19,073)	$47,697	$(33,671)	$70,339
Earnings (loss) per share:
Basic	$(0.04)	$0.10	$(0.07)	$0.15
Diluted	$(0.04)	$0.10	$(0.07)	$0.14
Weighted-average shares outstanding:
Basic	486,310	475,512	485,256	474,172
Diluted	486,310	496,987	485,256	497,449
___________________________
(1) Includes stock-based compensation expense as follows:

STOCK-BASED COMPENSATION EXPENSE (Amounts in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Platform operations	$4,787	$4,091	$10,737	$9,106
Sales and marketing	17,332	14,579	33,857	28,263
Technology and development	22,224	13,974	44,617	30,068
General and administrative (1)	80,870	12,553	160,897	30,114
Total	$125,213	$45,197	$250,108	$97,551
___________________________
(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $66 million and $131 million for the three and six months ended June 30, 2022, respectively.

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (Unaudited)

	As of June 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$932,683	$754,154
Short-term investments, net	280,459	204,625
Accounts receivable, net	1,902,504	2,020,720
Prepaid expenses and other current assets	80,531	112,150
Total current assets	3,196,177	3,091,649
Property and equipment, net	139,214	135,856
Operating lease assets	225,380	234,091
Deferred income taxes	66,689	68,244
Other assets, non-current	45,286	47,500
Total assets	$3,672,746	$3,577,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,537,448	$1,655,684
Accrued expenses and other current liabilities	79,339	101,472
Operating lease liabilities	48,287	46,149
Total current liabilities	1,665,074	1,803,305
Operating lease liabilities, non-current	219,341	238,449
Other liabilities, non-current	8,500	8,280
Total liabilities	1,892,915	2,050,034

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,201,373	915,177
Retained earnings	578,458	612,129
Total stockholders' equity	1,779,831	1,527,306
Total liabilities and stockholders' equity	$3,672,746	$3,577,340

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(33,671)	$70,339
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,624	21,017
Stock-based compensation	250,108	97,551
Allowance for credit losses on accounts receivable	2,078	239
Noncash lease expense	21,343	19,553
Deferred income taxes	1,555	5,044
Other	6,630	9,065
Changes in operating assets and liabilities:
Accounts receivable	112,345	49,802
Prepaid expenses and other current and non-current assets	29,018	(6,812)
Accounts payable	(129,853)	(133,510)
Accrued expenses and other current and non-current liabilities	(22,190)	(22,852)
Operating lease liabilities	(24,029)	(23,995)
Net cash provided by operating activities	237,958	85,441
INVESTING ACTIVITIES:
Purchases of investments	(233,877)	(164,031)
Sales of investments	1,977	4,539
Maturities of investments	154,092	116,769
Purchases of property and equipment	(12,541)	(18,499)
Capitalized software development costs	(3,226)	(2,675)
Net cash used in investing activities	(93,575)	(63,897)
FINANCING ACTIVITIES:
Payment of debt financing costs	—	(1,852)
Proceeds from exercise of stock options	31,795	26,339
Proceeds from employee stock purchase plan	25,547	22,758
Taxes paid related to net settlement of restricted stock awards	(23,196)	(29,235)
Net cash provided by financing activities	34,146	18,010
Increase in cash and cash equivalents	178,529	39,554
Cash and cash equivalents—Beginning of period	754,154	437,353
Cash and cash equivalents—End of period	$932,683	$476,907

Non-GAAP Financial Metrics (Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss)	$(19,073)	$47,697	$(33,671)	$70,339
Add back:
Depreciation and amortization expense	12,274	11,006	24,624	21,017
Stock-based compensation expense	125,213	45,197	250,108	97,551
Interest expense (income), net	(656)	194	420	239
Provision for (benefit from) income taxes	21,155	13,853	18,419	(697)
Adjusted EBITDA	$138,913	$117,947	$259,900	$188,449

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net income (loss)	$(19,073)	$47,697	$(33,671)	$70,339
Add back (deduct):
Stock-based compensation expense	125,213	45,197	250,108	97,551
Adjustment for income taxes	(7,500)	(4,682)	(13,135)	(9,689)
Non-GAAP net income	$98,640	$88,212	$203,302	$158,201

GAAP diluted earnings (loss) per share	$(0.04)	$0.10	$(0.07)	$0.14

GAAP weighted-average shares outstanding—diluted	486,310	496,987	485,256	497,449

Non-GAAP diluted earnings per share	$0.20	$0.18	$0.41	$0.32

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted (1)	499,155	496,987	499,477	497,449
_________________________

(1) Includes an additional 12.8 million and 14.2 million of dilutive securities for the three and six months ended June 30, 2022, respectively, which are not included in GAAP diluted weighted-average shares outstanding due to the Company's net loss position for the three and six months ended June 30, 2022.

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com
312-620-0806

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398